                                                              Exhibit 9(a)(7)
                                                              ---------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper identification number to give the payer.-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen:

i.e., 00-0000000. The table below will help determine the number to give the payer.

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                            Give the SOCIAL SECURITY                                               Give the EMPLOYER IDENTIFICATION
For this type of account:   number of -                           For this type of account:        number of -
----------------------------------------------------------------------------------------------------------------------------------
1. An individual's account  The individual                        8.  Sole proprietorship account  The owner (4)
2. Two or more individuals  The actual owner of the account or,   9.  A valid trust, estate or     The legal entity (do not furnish
                            if combined (joint account) funds,        pension trust                the identification number of the
                            any one of the individuals (1)                                         personal trust representative or
                                                                                                   trustee unless the legal entity
                                                                                                   itself is not designated in the
                                                                                                   account title) (5)
3. Husband and wife (joint  The actual owner of the account or,   10. Corporate account            The corporation
   account)                 if joint funds, either person (1)
4. Custodian account of a   The minor (2)                         11. Religious, charitable or     The organization
   minor (Uniform Gift to                                             educational organization
   Minors Act)                                                        account
5. Adult and minor (joint   The adult or, if the minor is the     12. Partnership account held in  The partnership
   account)                 only contributor, the minor (1)           the name of the business
6. Account in the name of   The ward, minor or incompetent        13. Association, club or other   The organization
   guardian or committee    person (3)                                tax-exempt organization
   for a designated ward,
   minor or incompetent
   person
7. a. The usual revocable   The grantor-trustee (1)               14. A broker or registered       The broker or nominee
      savings trust account                                           nominee
      (grantor is also
      trustee)
7. b. So-called trust       The actual owner (1)                  15. Account with the Department  The public entity
      account that is not a                                           of Agriculture in the name
      legal or valid                                                  of a public entity (such as
      trust under State law                                           a State or local government,
                                                                      school district or prison)
                                                                      that receives agricultural
                                                                      program payments
----------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.


Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2

Obtaining A Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

 .  A corporation.

 .  A financial institution.

 .  An organization exempt from tax under section 501(a) of the Internal Revenue
   Code of 1986, as amended (the "Code"), or an individual retirement plan.

 .  The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 .  An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 .  A real estate investment trust.

 .  A common trust fund operated by a bank under section 584(a) of the Code.

 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

 .  An entity registered at all times under the Investment Company Act of 1940.

 .  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.

 .  Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 .  Payments made by certain foreign organizations.

 .  Payments made to a nominee.


Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

 .  Payments described in section 6049(b)(5) of the Code to non-resident aliens.

 .  Payments on tax-free covenant bonds under section 1451 of the Code.

 .  Payments made by certain foreign organizations.

 .  Payments made to a nominee.

   EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

Privacy Act Notice - Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty For Failure To Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includeable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty For False Information With Respect To Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty For Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.